[OBJECT OMITTED]

                             DATED 18 December 1997


                                     BETWEEN


                              RED HOT CONCEPTS, INC

                                       AND

                         RED HOT CONCEPTS-PACIFIC, INC.

                                       AND

                         CHILI'S TEXAS GRILL PTY LIMITED
                                 ACN 070 163 754

                                       AND

                           BRINKER INTERNATIONAL, INC.

                                       AND

                            BRINKER AUSTRALIA PTY LTD
                                 ACN 080 946 201

                 -----------------------------------------------

                              ASSET SALE AGREEMENT

                 -----------------------------------------------


                               Ebsworth & Ebsworth
                                   Solicitors
                                 135 King Street
                                 SYDNEY NSW 2000
                                  DX 103 SYDNEY
                                 Tel: 9234 2366
                                 Fax: 9235 3606
                                Ref: MJC:MLP:SDC

                              ASSET SALE AGREEMENT

                                TABLE OF CONTENTS

1.  DEFINITIONS AND INTERPRETATION                                       1

2.  SALE AND PURCHASE OF ASSETS                                          4

3.  COMPUTATION, ALLOCATION AND PAYMENT OF PURCHASE PRICE                5

4.  COMPLETION                                                           6

5.  ACTION AT COMPLETION                                                 6

6.  WARRANTIES                                                           9

7.  INDEMNITIES                                                         10

8.  ACCESS TO INFORMATION AND CONFIDENTIALITY                           10

9.  GUARANTEE AND INDEMNITY                                             11

10. LIMITATION ON CLAIMS                                                12

11. EMPLOYEES                                                           12

12. LIQUOR LICENCES                                                     12

13. MISCELLANEOUS                                                       13

  Schedule 1         Warranties
  Schedule 2         Employees
  Schedule 3         Equipment Leases
  Schedule 4         Intellectual Property Rights
  Schedule 5         Leases
  Schedule 6         Licences
  Schedule 7         Plant and Equipment
  Schedule 8         CTG Balance Sheet as at 26 October 1997
  Schedule 9         Restaurants
  Schedule 10        Employment and Related issues
  Schedule 11        Purchase Price
  Schedule 12        Franchise Agreements
  Schedule 13        Operation of Escrow
  Schedule 14        Trade Marks
  Schedule 15        Prepayments and Security Deposits

ASSET SALE AGREEMENT dated 18 December 1997, Sydney, Australia, Eastern Standard Summer Time

BETWEEN: RED HOT CONCEPTS, INC. of c/- Prentice Hall, 32 Loockerman Square, Suite L-100, Dover, Delaware 10094, USA, a Delaware corporation ("RHC")

AND: RED HOT CONCEPTS - PACIFIC, INC. c/- Prentice Hall, 32 Loockerman Square, Suite L-100, Dover, Delaware 10094, USA, a Delaware corporation ("RHC-P")

AND: CHILI'S TEXAS GRILL PTY LIMITED ACN 070 163 754 having its registered office at Unit 26/3-9 Terminus Street, Castle Hill, New South Wales ("CTG")

AND: BRINKER INTERNATIONAL, INC. of 6820 LBJ Freeway, Dallas, Texas, USA 75240, a Delaware corporation ("Brinker")

AND: BRINKER AUSTRALIA PTY LTD ACN 080 946 201 of the KPMG Centre, 45 Clarence Street. Sydney, NSW, 2000 ("Brinker Aust.")

RECITALS

A. Brinker developed a distinctive system for presenting and operating restaurants known in Australia as `Chili's Texas Grill'.

B.   CTG conducts the Business, and is the beneficial owner of the Assets.

C. CTG has agreed to sell and Brinker Aust. has agreed to purchase the Assets on the terms and conditions of this Agreement.

D. RHC is the holding company of, and RHC-P is the parent of, CTG. In consideration of Brinker and Brinker Aust. entering into this Agreement, RHC and RHC-P have agreed to enter into this Agreement for the purposes of giving restraints, guaranteeing the Warranties and all other obligations of CTG and terminating certain agreements and certain liabilities under certain agreements that relate to the Assets.

IT IS AGREED

1.     DEFINITIONS AND INTERPRETATION

1.1    Definitions

In this Agreement the following terms have the following meanings:

"Agreement" means this agreement including the recitals, clauses 1-13, schedules 1-14.

     "Apportionable Outgoings" means all periodical outgoings and expenses in respect of the Restaurants and the Assets including rent, rates, electricity, gas, telephone, lease payments.

"Assets" means the following assets:

       (a)    the Equipment Leases;
       (b)    Goodwill;
       (c)    Intellectual Property Rights;
       (d)    the Leases;
       (e)    the Plant and Equipment;
       (f)    other assets specified in Schedule 8; and (g) the Inventory.

     "Business" means the business of operating the Restaurants in the Territory.

     "Completion" means the completion of the sale and purchase of the Assets pursuant to this Agreement, which shall take place on the Completion Date.

     "Completion Date" means 18 December 1997.

     "Development and Franchise Agreement" means the agreement dated 9 November 1995 between Brinker and RHC-P (as assigned by RHC-P to CTG on or before Completion).

     "Employees" means:

       (a) all the employees of CTG engaged at the Restaurants and at the CTG office at Castle Hill, Sydney who are listed in Schedule 2; and

       (b) all other employees who become employed by CTG prior to the Completion Date in the ordinary course of CTG's business,

     but excludes employees who leave the employ of CTG before the Completion Date.

     "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, hire or hire purchase agreement, option, restriction as to transfer, use or possession, easement, subordination to any right of any other person and any other encumbrance or security interest.

     "Equipment Leases" means the equipment leases and hire purchase contracts listed in Schedule 3.

     "Franchise Agreements" means the franchise agreements between Brinker and CTG for the Restaurants set out in Schedule 12.


     "Goodwill" means the goodwill of the Business.

     "Intellectual Property Rights" means all intellectual property rights, including without limitation:

     (a) copyright, patents, registered designs and rights in circuit layouts and the right to have confidential information kept confidential; and

     (b) any application or right to apply for registration of any of those rights,

     used in connection with the Restaurants as set out in Schedule 4.

     "Inventory" means the inventory of CTG at Completion.

     "Lease Guaranty Agreement" means the agreement entered into on 6 September 1996 between Brinker, RHC, RHC-P and CTG.

     "Leases" means those leases and agreements to lease listed in Schedule 5.

     "Leave Entitlement Provision" means an amount equal to all Leave Entitlements.

     "Leave Entitlements" means all amounts accrued but unpaid in respect of sick leave (for all Employees except the managers), annual leave (including loadings) and long service leave owing and due to or in respect of all the Employees, arising under contract, statute or otherwise, calculated up to the last shift prior to the Completion Date. The accrual for long service leave for each Victorian Employee will be calculated on the basis that the Employee is entitled to an amount calculated by multiplying the amount of the long service leave to which he or she is entitled on completing 5475 days of service by the number of completed days of service with CTG divided by 5475. The accrual of long service leave for each NSW Employee will be calculated on the basis that the Employee is entitled to an amount calculated by multiplying the amount of long service leave to which he or she is entitled on completing 3,650 days of service by the number of completed days of service with CTG divided by 3,650.

     "Liabilities" means all liabilities, losses, damages, outgoings, costs, claims, demands and expenses of whatever description.

     "Licences" means those licences listed in Schedule 6.

     "Party" means a party to this Agreement and "parties" means all of the relevant parties to this Agreement.

     "Plant and Equipment" means the plant, equipment and other chattels owned by CTG and being purchased by Brinker Aust. listed in Schedule 7.

     "Purchase Price" means the purchase price set out in Schedule 11.

     "Restaurants" means restaurants listed in Schedule 9 operated by CTG under Brinker's distinctive system for establishing, operating and maintaining restaurants and doing business either as `Chili's Texas Grill' or `Chili's Grill and Bar Restaurants' pursuant to the Franchise Agreements and the Development and Franchise Agreement.

     "Territory" means Australia and New Zealand.

     "Warranties" means the representations and warranties of CTG set out in
     Schedule 1.

1.2    Construction

In the interpretation of this Agreement:

     (a) words importing the singular shall be deemed to include the plural and vice versa.

     (b) words importing any gender shall be deemed to include all other genders.

     (c) words importing persons shall be deemed to include all bodies and associations, corporate or unincorporate, and vice versa.

     (d) any reference to a statute or statutory provision shall be deemed to include any statutory provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same and any orders, regulations, instruments or other subordinate legislation made thereunder.

     (e) headings are included for convenience only and shall not affect the interpretation of this Agreement or any Schedule.

     (f) all references to clauses, recitals and schedules are to clauses of and recitals and schedules to this Agreement.

     (g) expressions cognate with expressions defined in section 1.1 shall be construed accordingly.

     (h) all references to "AUD$" and "dollars" are to the lawful currency of Australia and "USD$" to the lawful currency of the United States of America.

2.   SALE AND PURCHASE OF ASSETS

     Agreement to Purchase

     Subject to clause 12.6, CTG as beneficial owner of the Assets agrees to sell and assign the Assets to Brinker Aust. and Brinker Aust. agrees to buy the Assets free of any Encumbrance as at and with the effect from the Completion Date for the Purchase Price.


3.   COMPUTATION, ALLOCATION AND PAYMENT OF PURCHASE PRICE

3.1    Method of Payment

     Brinker Aust. shall appoint Brinker as its attorney in the USA to act on its behalf in relation to this Agreement.

     CTG shall appoint Jay Halpern as its attorney in the USA to act on its behalf in relation to this Agreement.

     The Parties agree that payment of the Purchase Price shall be made in the USA on such terms as are agreed in writing between the parties.

3.2  Apportionment of Outgoings

     (a) CTG is entitled to the benefit of the income of the Business up to the day of Completion and is responsible for all Liabilities and the payment of all Apportionable Outgoings in respect of the Business attributable to the period up to the day of Completion. Subject to clause 11.4, Brinker Aust. is entitled to the benefit of the income of the Business and is responsible for all Liabilities and the payment of all Apportionable Outgoings in respect of the Business attributable to the period from the day of Completion.

     (b) Subject to the express provisions of this Agreement, all Apportionable Outgoings in respect of the Restaurants or the Assets which are apportionable shall be apportioned between CTG and Brinker Aust. as at the Completion Date.

     (c) Subject to the express provisions of this Agreement, any payment due as a consequence of apportionment of the Apportionable Outgoings shall be paid on the Completion Date.

3.3    Closing expenses payable by Brinker Aust.

     Brinker Aust. must reimburse CTG on the Completion Date the following expenses ("Brinker Reimbursements"):

     (a) the actual expenses incurred by CTG for two current managers-in-training from October 1, 1997 until but not including 18 December 1997, not to exceed $5,000.00 per month per manager-in-training;

     (b) one-half the actual expenses incurred by CTG for Ken Pryor from 1 October 1997 until but not including 1 November 1997, but not exceeding $7,500.00; and

     (c) all of the actual expenses incurred by CTG for Ken Pryor from 1 November 1997 until 30 November 1997 but not to exceed $15,000.00 per month. Brinker will pay Ken Pryor for the period from 1 December 1997 until, but not including, 18 December 1997, on receipt of Ken Pryor's invoice for December.

3.4 The parties agree that the Brinker Reimbursements shall be pro-rated on a 365 day basis for the month of December.

3.5 The parties agree, if a manager-in-training or Ken Pryor referred to in clause 3.3 terminate or otherwise cease their employment with CTG on or before 18 December 1997, Brinker shall have no liability for any expenses attributable to that person accruing after their last day of employment.

3.6 On Completion, Brinker Aust will pay into escrow with Minter Ellison the sum of USD$100,000 from the Purchase Price (Escrow Amount) to be dealt with in accordance with Schedule 13.

3.7 CTG shall promptly, after Completion, pay and discharge all amounts owed at Completion or becoming payable after Completion to trade creditors on receipt of the relevant invoice from the trade creditor. CTG shall provide Brinker Aust with evidence of such payments.

4.     COMPLETION

       Completion Date

       Completion shall take place at 4.00 pm Dallas Central Standard Time at the offices of Brinker International, Inc. of 6820 LBJ Freeway in Dallas, Texas, USA 75240, on 18 December 1997 and 9.00 am Eastern Standard Time at the offices of Ebsworth & Ebsworth of 135 King Street, Sydney, Australia, 2000, on the Completion Date.

5.     ACTION AT COMPLETION

5.1    Action Required

       Subject to the terms and conditions of this Agreement, on the Completion
       Date:

       (a)    CTG shall cause to be delivered to Brinker Aust. or its nominee:

          (i) any instrument of transfer, assignment, conveyance and any other documents (in a form reasonably satisfactory to Brinker Aust.) duly executed by CTG and any other necessary person required to transfer, assign or convey any of the Assets to Brinker Aust..

          (ii) title, possession and control of all Assets.

          (iii) all books, records and other data pertaining to the Assets and the Business (and copies of records which CTG is required to retain by law) and the executed and, where appropriate, duly stamped originals of all Leases and Equipment Leases included among the Assets.

          (iv) evidence of the change of name of CTG.

          (v)  evidence of release of the NAB charge.

          (vi) consent in the prescribed form by CTG to the relinquishment of the New South Wales liquor licences.

          (vii) any other document agreed by the parties.

       (b) CTG shall cause a calculation of an estimate of the value of the Inventory at each of the Restaurants on the Completion Date to be provided to Brinker Aust. on the Completion Date.

5.2 The parties agree that including clauses 14 and 20 of the Development and Franchise Agreement referred to in clause 1.3 of each of the Franchise Agreements which are said to continue notwithstanding termination:

       (a) Brinker and CTG agree that the agreement dated 9 November 1995 entitled Franchise Agreement for the Restaurant at Campbelltown is terminated effective as of the Completion Date. Brinker and CTG hereby fully discharge and release each other from all their respective obligations, and Liabilities arising out of or under the Franchise Agreement referred to in this clause 5.2(a) from the Completion Date.

       (b) Brinker and CTG agree that the agreement dated 12 February 1996 entitled Franchise Agreement for the Restaurant at Ringwood is terminated effective as of the Completion Date. Brinker and CTG hereby fully discharge and release each other from all their respective obligations, and Liabilities arising out of or under the Franchise Agreement referred to in this clause 5.2(b) effective from the Completion Date.

       (c) Brinker and CTG agree that the agreement dated 22 November 1995 entitled Franchise Agreement for the Restaurant at Wentworthville is terminated effective as of the Completion Date. Brinker and CTG hereby fully discharge and release each other from all their respective obligations and Liabilities arising out of or under the Franchise Agreement referred to in this clause 5.2(c) effective from the Completion Date.

5.3 Brinker and CTG agree that the Development and Franchise Agreement is terminated, including clauses 14 and 20 which are said to continue notwithstanding termination, effective as of the Completion Date. Brinker and CTG hereby full discharge and release each other from all their respective obligations, and Liabilities arising out of or under the Development and Franchise Agreement referred to in this clause 5.3 effective from the Completion Date.

5.4 Including clause 14 and clause 20 and notwithstanding clause 28.6 of the Development and Franchise Agreement Brinker and RHC-P hereby fully discharge and release each other from all of their respective obligations, and Liabilities arising out of or under the Development and Franchise Agreement effective from the Completion Date.

5.5 The parties to the Lease Guaranty Agreement agree that the Lease Guaranty Agreement is terminated effective from the Completion Date. Brinker must endorse and redeliver to RHC all shares of stock it owns in RHC-P. The parties hereby fully discharge and release each other from all of their respective obligations, and Liabilities arising out of or under the Lease Guaranty Agreement effective from the Completion Date.

5.6    Restraint

       In this clause 5.6 to have an "Interest" in any restaurant includes to own, maintain, develop, operate, advise, help or lend money to that restaurant, whether directly or indirectly (including, but not limited to, through another person).

       For two (2) years after the Completion Date RHC, RHC-P and CTG (jointly and each of them severally) must not, without Brinker's approval, have any Interest in any restaurant ("Competing Restaurant") in the Territory that:

       (a) is in the casual dining market segment of the restaurant industry;
       and

       (b) has an image identical or deceptively similar to the Image.

       In this clause 5.6 the following terms have the following meanings:

       `Chili's Grill & Bar Restaurants' means restaurants operated under the System and doing business as either `Chili's Texas Grill' or `Chili's Grill & Bar' Restaurants.

       `Image' means the Trade Marks and the distinctive appearance and ambience of Chili's Grill & Bar Restaurants comprising its distinctive trade dress, including but not limited to, the general menu layout, the core menu items, restaurant design, fit-out, awnings, tile table tops, lamps over table tops, photo package, floor tiles, booth seating, colour schemes and signs, as implemented and modified by Brinker from time to time.

       `Operations Manual' means the operations manual for the System from time to time prepared by or on behalf of Brinker.

       `System' means the system implemented by Brinker to establish, operate and maintain restaurants using the Image and the Operations Manual.

       `Trade Marks' means:

       (a)    the marks described in Schedule 14; and

       (b) each other name consistent with the Image and used by CTG in operating Chili's Grill & Bar Restaurants.

5.7    Interdependence of Obligations

       The obligations of the parties in respect of Completion shall be interdependent. All actions at Completion shall be deemed to take place simultaneously and no delivery or payment will be deemed to have been made until all deliveries and payments have been made.

6.     WARRANTIES

6.1    Warranties by CTG

       Subjectto clause 10, CTG represents and warrants to Brinker Aust. that each of the Warranties is true and accurate and not misleading at the Completion Date.

6.2    Warranties of Brinker

       Subject to clause 10:

(a)    Brinker and Brinker Aust. warrant and represent to CTG that:

              (i) Brinker and Brinker Aust. have authority to enter into and to perform this Agreement and entering into and performance of this Agreement does not and shall not on or after Completion contravene any contractual, legal or other obligations of Brinker and Brinker Aust. of any nature whatsoever.

              (ii) this Agreement constitutes a legal, valid and binding obligation on Brinker and Brinker Aust. enforceable in accordance with its terms.

       (iii)  Brinker Aust. is respectable, responsible and solvent.

              (iv) no authorisation, consent, approval, licence or exemption of, and no registration, qualification, designation, declaration or filing with any court or government department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or was necessary for execution of this Agreement.

(b) RHC and RHC-P warrant and represent to Brinker and Brinker Aust. that:

              (i) RHC and RHC-P have authority to enter into and to perform this Agreement and entering into and performance of this Agreement does not and shall not on or after Completion contravene any contractual, legal or other obligations of RHC and RHC-P of any nature whatsoever.

              (ii) this Agreement constitutes a legal, valid and binding obligation on RHC and RHC-P enforceable in accordance with its terms.

              (iii) no authorisation, consent, approval, licence or exemption of, and no registration, qualification, designation, declaration or filing with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or was necessary for execution of this Agreement.

7.     INDEMNITIES

7.1    Indemnity by CTG

       Subject to clause 10, CTG shall and does hereby indemnify Brinker Aust. and holds Brinker Aust. harmless from and against all Liabilities which may be asserted against or suffered by Brinker Aust. in respect of the Restaurants, the Business or the Assets arising or incurred prior to the Completion Date, including but not limited to such Liabilities arising out of, resulting from or relating to:

          (a) the ownership or operation of the Restaurants, the Business or any of the Assets prior to the Completion Date;

          (b) the employment or termination of employment of any officers, directors or other Employees of CTG prior to the Completion Date; or

          (c) Encumbrances created or incurred on or in relation to any of the Assets prior to the Completion Date.

7.2    Indemnity by Brinker Aust.

       Subject to clause 10, [Brinker and] Brinker Aust. shall and do indemnify CTG and hold CTG harmless from all Liabilities where such Liabilities arise out of, result from or relate to the ownership or operation of the Restaurants, the Business or any of the Assets after the Completion Date.

8.     ACCESS TO INFORMATION AND CONFIDENTIALITY

8.1    Confidentiality Obligations

       The parties including their respective agents, employees or advisers, shall treat all information relating to this Agreement as confidential and proprietary information and shall not permit the release of this information to third persons except in accordance with the terms hereof, and shall not make any public announcement or issue any publicity release without the other parties' prior written consent. The parties shall also require their agents, employees, officers and directors to comply with this requirement.

8.2 For a period of 7 years following Completion, upon giving reasonable notice to Brinker Aust. and during normal business hours, CTG shall be entitled at its own cost to inspect and take copies of the books, records and other data related to the Business, the Restaurants and the Assets in respect of the period up to Completion in order for CTG to comply with its legal obligations.

8.3    Confidentiality Obligations of RHC and RHC-P, CTG

       None of RHC, RHC-P and CTG shall at any time disclose or make public any secret or confidential professional or trade information which it has learnt by reason of its ownership of or involvement in the Business, the Restaurants or the Assets and will not use to the detriment of the operation of the Business, the Restaurants or the Assets any information which it has obtained in confidence in the course of or as a result of such ownership. Without limiting the foregoing, each of RHC, RHC-P and CTG shall comply with each of the provisions in clause 14 of the Development and Franchise Agreement prior to its termination under this Agreement.

9.     GUARANTEE AND INDEMNITY

       Subject to clause 10:

       (a) in consideration of Brinker Aust. entering into this Agreement, each of RHC and RHC-P, jointly and severally:

          (i) unconditionally and irrevocably guarantee to Brinker and Brinker Aust. on demand the due and punctual performance by CTG of all of its obligations under, or arising out of, this Agreement; and

          (ii) as a separate and independent covenant, unconditionally and irrevocably indemnifies Brinker and Brinker Aust. from and against any Liabilities which may be incurred or sustained by Brinker or Brinker Aust. in connection with any default or delay by CTG in the due and punctual performance of any of its obligations under this Agreement.

       (b) without derogating from clause 5, the liability of RHC or RHC-P under this clause 9 is not affected by any act, omission or thing which, but for this provision, might in any way operate to release or otherwise exonerate or discharge RHC or RHC-P from any of their obligations under this Agreement including (without limitation) the grant to CTG or any other person of any time, waiver or other indulgence, or discharge or release of CTG or any other person from any obligation.

       (c) the obligations of RHC and RHC-P under paragraphs (a) and (b) of clause 9 are given independently of each other and are primary obligations, on the part of each of RHC and RHC-P, enforceable without Brinker or Brinker Aust first proceeding against CTG or any other of RHC and RHC-P..

       (d) this clause 9 shall:

              (i) extend to cover this Agreement as amended, varied or replaced, whether with or without the consent of RHC or RHC-P; and

              (ii) be a continuing guarantee and indemnity and shall, notwithstanding Completion, remain in full force and effect for so long as CTG has any Liability or obligation to Brinker or Brinker Aust under this Agreement, and until all of those Liabilities or obligations have been fully discharged.

10.    LIMITATION ON CLAIMS

       No claim for any Liability can be brought under clauses 6,7 or 9 by any party (`first party') against another party unless the total of all Liabilities of the first party is over USD$30,000 (it being the intention of the parties that if the total of all Liabilities of the first party exceeds USD$30,000 only the excess over USD$30,000 is payable). No claim for any Liability can be brought under clauses 6, 7 or 9 after 2 years after the Completion Date.

11.    EMPLOYEES

11.1   Employment

       CTG shall terminate the services of all of the Employees as and from the last shift at each of the Restaurants before the Completion Date and shall use its reasonable endeavours to induce any of the Employees sought by Brinker Aust. to accept employment with Brinker Aust.. Nothing contained in this Clause 11 shall require Brinker Aust. to employ any of the Employees.

11.2   Employees Not Employed by Brinker Aust.

       CTG shall pay to or for the benefit of each of the Employees who shall not become employed by Brinker Aust. all and any other amounts to which any of them may be then entitled in relation to their employment by CTG, whether due to them by law or under any award, agreement or arrangement and whether in relation to either wages, salaries, allowances, , accrued annual leave, superannuation entitlements, sick leave or otherwise and including any other amount to which they are entitled as a result of the termination of their employment with CTG.

11.3   Employees Employed by Brinker Aust.

       The parties will comply with Schedule 10 in relation to all Employees employed by Brinker Aust..

11.4   Indemnity

       Brinker and Brinker Aust. shall and do indemnify CTG and hold CTG harmless from and against (on a full indemnity basis) all Liabilities by or on behalf of Employees employed by Brinker Aust. to the extent that such Liabilities arise out of, result from or relate to Leave Entitlements or employment or termination of employment by Brinker Aust. of the re-employed Employees.

12.    LIQUOR LICENCES

12.1 CTG shall cause documents to be signed and provided, applications to be made and generally take such steps as may be necessary and sufficient to procure the transfer of Licences to such person or persons as Brinker Aust. shall direct at the cost of Brinker Aust. including providing Brinker Aust. or its solicitors with authority to obtain documents from relevant liquor licensing authorities.

12.2 Brinker Aust. shall, as soon as practicable following Completion, take all steps necessary to obtain liquor licences for the Restaurants and notify CTG as soon as it has obtained such liquor licences.

12.3   Ringwood Liquor Licence

       CTG estimates that the value of the liquor held at the Ringwood Restaurant at Completion is AUD$10,800 and will ensure that the same value of liquor is held at the Ringwood Restaurant when Brinker Aust. notifies CTG it has obtained the liquor licence for the Ringwood Restaurant.

12.4 Until Brinker Aust. obtains the liquor licence for the Ringwood Restaurant, CTG shall pursuant to the management agreement of even date between CTG and Brinker Aust. ("Management Agreement").be responsible for the liquor purchases and sales at the Ringwood Restaurant, maintain records of purchases and sales and be entitled to the proceeds of all liquor sales. CTG shall sell liquor to the customers of Brinker Aust. in the ordinary course of business of the Ringwood Restaurant.

12.5 The CTG shall provide Brinker Aust. with details of the gross profit from liquor sales at the Ringwood Restaurant in respect of the period from the Completion Date until the date of termination of the Management Agreement and as soon as practicable following termination of the Management Agreement pay Brinker Aust. an amount equivalent to the gross profit from such liquor sales during such period. Brinker Aust. shall be entitled to inspect the records of CTG in relation to the liquor sales at the Ringwood Restaurant during that period in respect of that period.

12.6 The parties agree that the sale and purchase of the Ringwood Lease shall take place on termination of the Management Agreement.

13.    MISCELLANEOUS

13.1   Entire Agreement

       This Agreement constitutes the entire agreement between the parties with respect to the sale of the Assets from CTG to Brinker Aust. and supersedes and extinguishes all prior agreements and understandings between the parties with respect to the matters covered hereby and all representations or warranties previously given.

13.2   Amendments

       This Agreement may not be amended, modified or supplemented except by a written instrument executed by persons duly authorised on behalf of the parties.

13.3   Waiver

       No waiver by any party of any default in the strict and literal performance of or compliance with any provision condition or requirement herein shall be deemed to be a waiver of strict and literal performance of and compliance with any other provision, condition or requirement herein nor to be a waiver of or in any manner release any party from strict compliance with any provision condition or requirement in the future nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

13.4   Notices
       All notices and other communications provided for or permitted hereunder shall be sent by certified or registered mail with postage prepaid, by hand delivery, or by facsimile transmission as follows:

       (a)    if to CTG, to it at:

       Ebsworth & Ebsworth, Solicitors, Level 24, 135 King Street, Sydney, NSW, 2000 (Attention: Margaret Calvert).

       (b)    if to Brinker, to it at:

       Attention:    Mr Roger Thomson
       Address:      6820 LBJ Freeway, Dallas, Texas, USA 75240.
       Tel: (0011) . 972 770 9394
       Fax: (0011) . 972 770 1256

       with a copy to:

       Attention:    Mr Garry Beath
       Address:      c/- Minter Ellison Solicitors, 44 Martin Place, 2000.
       Tel: (61.2) . 9210 4444
       Fax: (61.2) . 9235 2711

       (c) if to Brinker Aust., to it at:

       Attention:    Mr Ross Doherty
       Address:      The KPMG Centre, 45 Clarence Street. Sydney, NSW, 2000
       Tel: (0)      9335 7773
       Fax: (0)      9299 7077

       with a copy to:

       Attention:    Mr Garry Beath
       Address:      c/- Minter Ellison Solicitors, 44 Martin Place, 2000.
       Tel: (61.2) . 9210 4444
       Fax: (61.2) . 9235 2711

       (d) if to RHC, to it at:

              Attention: H Michael Bush
              Address: Prentice Hall, 32 Loockerman Square, Suite L-100, Dover, Delaware, 10094, USA
              Tel: (0011)  1.301.897 4870
              Fax: (0011)  1.301.897 8350

              with a copy to:

       Ebsworth & Ebsworth, Solicitors, Level 24, 135 King Street, Sydney, NSW, 2000 (Attention: Margaret Calvert).

       (e)    if to RHC-P, to it at:

              Attention: H Michael Bush
              Address: Prentice Hall, 32 Loockerman Square, Suite L-100, Dover, Delaware, 10094, USA
              Tel: (0011)  1.301.897 4870
              Fax: (0011)  1.301.897 8350

              with a copy to:

       Ebsworth & Ebsworth, Solicitors, Level 24, 135 King Street, Sydney, NSW, 2000 (Attention: Margaret Calvert).

       or to such other address or person as a party may specify by notice in writing to the others. All such notices or communications shall be deemed to have been duly given or made:

          (a) fifteen (15) days from USA to Australia or vice versa and (3) three days within Australia after being deposited in the mail with postage prepaid;

          (b)  when delivered by hand;

          (c) if sent by facsimile transmission, when transmission report or acknowledgment received.

13.5   Further Assurances

       Each of the parties agree that at any time after Completion they will execute, sign or initial any document and do any act, matter or thing reasonably required by any of the other parties to comply with the provisions of this Agreement.

13.6   Agreement binding on successors and assigns

       This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

13.7   Costs and Stamp Duty

       Whetheror not any of the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses incidental to the negotiation, preparation and execution of this Agreement, including the fees and disbursements of its lawyers and accountants. Brinker Aust. shall pay any stamp duty due on this Agreement and any document executed to give effect to this Agreement.

13.8   Counterparts

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.9   Governing Law

       This Agreement shall be governed by and construed in accordance with the law of New South Wales and each of the parties hereby agrees to submit to the non exclusive jurisdiction of the New South Wales Courts.

13.10  No Merger

       None of the provisions of this Agreement will merge in or upon the execution of this or any other agreement, document, act, matter or thing and will continue to remain in full force and effect for so long as is necessary to give effect to the provisions of this Agreement.

13.11  No Assignment

       A party shall not assign any of its rights under this Agreement without the consent of the other parties in writing.

                                   SCHEDULE 1

                                   Warranties

       Agreement

1.     CTG warrants and represents to Brinker Aust that:

       (a) CTG has full authority to enter into and to perform this Agreement and entering into and performance of this Agreement does not and shall not on or after Completion contravene any contractual, legal or other obligations of CTG of any nature whatsoever.

       (b) this Agreement constitutes a legal, valid and binding obligation on CTG enforceable in accordance with its terms.

2. The books, records and registers of the Restaurants have been kept in a normal business like manner and in accordance with all statutory requirements.

CTG Solvency

3. CTG has not:

       (a)    gone into liquidation (provisional or otherwise);

       (b)    passed any resolution that it be wound up;

       (c)    entered into any scheme or arrangement with creditors;

       (d) received any demand under Section 459E of the Corporations Law that has not been satisfied in full;

       (e) passed any resolution in general meeting pursuant to Section 188 of the Corporations Law;

       (f)    no summons for the winding up of CTG has been presented;

       (g)    there are no writs of execution against CTG; or

       (h) no receiver, receiver/manager, official manager, trustee, administrator or similar official has been appointed to CTG or of the undertaking of CTG or the assets or any part thereof; or

       (i) received any notice from any mortgagee to take or attempt to take possession of any of the Assets.

4. CTG warrants it is able to pay its debts as and when they fall due for payment.

Licences

5. To the best knowledge and belief of CTG there is no circumstance or fact involving CTG or its affairs except as expressly disclosed in this Agreement which is likely to result in the revocation of or material variation in any respect of any Licence and there is no subsisting breach of the Licences.

CTG'S Assets

6. CTG owns legally and beneficially the Assets (other than the leased equipment (of which CTG is the legal and beneficial owner of the leasehold interest)) free of any Encumbrance and the Assets are not subject to any leasing or hire purchase arrangement or other financing arrangement.

7. CTG has not acquired or agreed to acquire any Assets on terms that property therein does not pass until full payment is made, other than Inventory the subject of retention of title provisions as part of the supplier's standard terms of trade, the details of which have been fully disclosed to Brinker in writing.

Premises

8. The Ringwood premises, Campbelltown premises, Castle Hill premises and the Wentworthville premises are the only premises leased and occupied by CTG ("Premises"). The Wollongong premises are leased by CTG. The Premises are leased by CTG under the Leases.

9. CTG has exclusive possession of the Ringwood Premises, the Campbelltown Premises, the Castle Hill Premises and the Wentworthville Premises and CTG's interest in such Premises is free of any Encumbrance or third party right.

10. No notice has been received by CTG from any statutory, legal or public authority requiring any work to be done or money expended on any of the Premises nor has CTG received any notice (or is aware of any pending notice) of proposed resumption, compulsory acquisition or any other matter affecting any of the Premises.

Employees And Contractors

11. Except as otherwise provided in this Agreement, CTG has paid and will pay or satisfy, satisfied or otherwise provided for all of the remuneration, emoluments and other benefits and entitlements of its Employees and contractors up to and including the last shift at each of the Restaurants before the Completion Date.

12. There is no labour dispute, strike, work stoppage, ban, limitation of work or arbitration proceedings which will prevent the continued operation of the Restaurants in the ordinary course.

       Additional Warranties

13. The sale of the Assets pursuant to this Agreement does not result in a breach of any obligation or constitute a default under or result in the imposition of any Encumbrance under any agreement or undertaking, by which CTG is bound.

       Accounts and Records

14. CTG warrants that the balance sheet of 26 October 1996 is true and accurate. Since the balance sheet date of 26 October 1997 as set out in schedule 8:

       (a) the Business and Restaurants have been carried on in the ordinary and usual course and no contracts or commitments differing from those ordinarily made in the conduct of the Business or the Restaurants have been entered into or incurred;

       (b) there has been no material adverse change in the Business, Restaurants or Assets.

Compliance with Statutory Requirements

15. To the best of the knowledge and belief of CTG, CTG holds all statutory licences, consents, approvals and authorisations necessary for the carrying on of the Business and has complied with the terms of those licences, consents, approvals and authorisations.

16. To the best of the knowledge and belief of CTG, conduct of the Business and use of the Restaurants and Assets does not in any way breach or contravene any law, statute, ordinance, rule, regulation, by-law, scheme or permit.

Premises

17. To the best knowledge and belief of CTG, the use of the Premises for the Restaurants for the carrying on of the Business:

       (a) does not breach any applicable law, statute, ordinance, rule, regulation, by-law, planning scheme, development consent, order, permit or determination of any governmental authority; and

       (b) is in conformity with all local government building, health, fire and public utility laws and regulations.

18. The use of the Premises for the Restaurants for the carrying on of the Business is permitted under the terms of the Leases.

       Property Leases

19. With respect to the Leases for the Premises:

       (a) there are no subsisting material breaches and CTG has received no notice of any breach of the Leases; [see paragraph 48 of Share Sale Agreement]

       (b)    they are valid and subsisting; and

       (c) they have not been amended or modified other than as notified to Brinker.

       Equipment Leases

20. With respect to each Equipment Lease:

       (a) there are no subsisting breaches and CTG has received no notice of any breach of the Equipment Leases;

       (b)    it is valid and subsisting; and

       (c)    it has not been amended or modified .

       Environment

21.    The Premises are:

       (a) not subject to any order or notice issued under any environmental law;

       (b) not polluted and their condition would not entitle any person or governmental authority to require any occupier to undertake a clean up of them or expend money or perform work in that regard;

       (c) not the subject of any charge in favour of any relevant environmental protection authority as security for the clean-up or other costs under any relevant environmental law.

       Employees

22. In respect of each Employee:

       (a) the details in relation to that Employee listed in schedule 2 are true and correct in all respects; and

       (b) CTG has properly calculated and paid where due and otherwise provided for and will duly pay all Group Tax and Fringe Benefits Tax due before and on the Completion Date, and has not been subject to an audit by the Australian Taxation Office in respect of such payments ; and

       (c) CTG has made where due all payments in respect of and otherwise provided for and will duly pay superannuation required under any statute or award or employment contract.

23. There is no agreement, arrangement or understanding between CTG and a union or body of employees or any representative thereof in respect of the Employees, except for those the details of which have been fully disclosed to Brinker in writing on 11 December 1997.

       Litigation

24. There is no claim against CTG in respect of the Business or the Assets of which CTG has notice nor to the best knowledge and belief of CTG, does there exist or has there occurred any fact, matter or circumstance likely to give rise to any claim which could affect the ability of the Business to continue operating or which may materially adversely affect the Goodwill.

25. There are no unsatisfied or outstanding judgments, orders or awards affecting CTG, the Business or any of the Assets.

       Material Disclosure

26.    (a)    All information concerning the Business, the Restaurants and the Assets which CTG or any of its representatives has furnished to Brinker Aust. or its representatives prior to the execution of this agreement is true, complete and accurate in every respect and is not misleading or deceptive whether by inclusion or omission.

       (b) [All information concerning the Business, the Restaurants and the Assets which might reasonably be expected to be material to the purchase of the Assets, the Restaurants and the Business by Brinker Aust. has been disclosed.]

       [The provisions in square brackets in paragraph 26(b) are only agreed if this sentence in brackets is deleted.]

       Stamp Duties

27. All documents which are necessary to establish the title of CTG to the Assets that are to be stamped have been duly stamped.

       Plant and Equipment

28. Except for the dishwasher at the Campbelltown Restaurant seen by Brinker, and taking into account the age of the Plant & Equipment as set out in the fixed asset register copied to Brinker on 17 and 18 November 1997 the Plant and Equipment:

       (a)    is in a good and safe state of repair and condition;

       (b)    is in good working order;

       (c) is, so far as CTG is aware, capable and will be capable, over the period of time during which it will be written down to a nil value in the accounts of the Business, of doing the work for which it was designed or purchased;

       (d)    is used in and not surplus to the requirements of the Business;

       (e) is capable of being insured for an amount equal to or greater than the amount apportioned to in under Schedule 7.

29.    The Assets are:

       (a)    all located at the Premises;

       (b)    the only assets used by CTG in the Business; and

       (c) the only assets required for the successful conduct of the Business;

                                   SCHEDULE 2

                                    Employees

List attached (6 pages)

                                   SCHEDULE 3

                                Equipment Leases

                                                                                                            Periodic Payment
Lessor     Lessee  Guarantor   Description           Location        Commencement   Termination          Amount           Frequency
NAB        CTG     RHC;RHC-P   Equipment             Ringwood          01/10/96     30/08/2001       $11,352.00          Monthly
NAB        CTG      N/A        3 Pager System       Wentworthville     24/06/97     23/06/2000          $457.59          Monthly
                                          Campbelltown and Ringwood
Remington  CTG      N/A        Copier/fax machine   Castle Hill        10/03/96       10/03/98          $453.00          Quarterly
Pty Ltd t/as
Pitney Bowes


                                   SCHEDULE 4

                          Intellectual Property Rights

                Copyright in business records of the Restaurants

                                   SCHEDULE 5

                                     Leases


       4 Rennie Road, Campbelltown NSW Folio Identifier 34/842054 dated 6/6/97

       293-307 Maroondah Highway, Ringwood VIC dated 14 October 1997

       315-323 Great Western Highway, Wentworthville NSW Folio Identifier 652/853681

       Wollongong- Agreement to Lease part of folio identifier 1/849523.

       Castle Hill - Unit 26/3-9 Terminus Street, Castle Hill, NSW, 2154, 26/SP37657

                                   SCHEDULE 6

                                    Licences

Campbelltown - Licence no. 24005047 Nominee -Mr Jason O'Brien-Ross Wentworthville - Licence no. 24004791 Nominee - Mr Jay Murray
Ringwood - Licence no. 32242187 Nominee - James Best

                                   SCHEDULE 7

                                Plant & Equipment


List attached (7pages)


Other assets

Architectural drawings and similar documents related to the sites or potential sites

               Campbelltown NSW

               Ringwood VIC

               Wentworthville NSW

               Folio Identifier 652/853681

               Doncaster VIC
               Lot 1, Volume 10334 Folio 606

               Wollongong NSW
               Part of folio identifier 1/849523

               Miranda NSW
               Shop no. G109/113 Westfield Shopping Centre, Miranda

               St George NSW
               Part 110-116 Princes Highway, Kogarah

               Belconnen ACT
               Block 76 Section 65 Division of Belconnen.

Petty Cash AUD$8,500.00

Deposits   AUD$84,480

Total AUD$92,980.00

                                   SCHEDULE 8

            CTG Balance Sheet as at 26 October and 28 September 1997
                                    Unaudited

                                     ASSETS


                                        Current Period       Previous Period
                                       26 October 1997      28 September 1997

Current assets:
  Merchandise Print & Stationery             3,244.68          5,856.23
  Cash Hand/Bank Bank NAB                 (184,447.77)       (74,231.36)
  Cash/Bank Cash                            64,630.67         64,618.26
  Cash/Bank Credit                          17,522.55         19,243.64
                                               833.65            833.65
  Cash/Bank Change Floats                    8,500.00          8,500.00
  Cash Deposits                                302.00            302.00
  Security                                  22,800.00         22,800.00
  Receivables Related Costs                 17,472.20         17,472.20
  Inventories Meat                           8,553.23         10,359.37
  Inventories Poultry                        4,658.76          4,739.91
  Inventories Produce                        3,579.00          3,330.12
  Inventories Dairy                          2,639.21          4,162.71
  Inventories Bakery                           934.76          1,244.75
  Inventories Other                         12,378.87         13,267.11
  Inventories Beer                           4,941.39          4,883.80
  Inventories Wine                           3,951.41          4,829.67
  Inventories Liquor                        20,924.01         20,141.35
  Inventories Merchandise                    4,224.72          4,528.88
  Inventories NA Bev                         4,472.95          4,744.61
  Inventories Uniform                        1,025.98          1,025.98
  Prepayments General                       (2,250.00)        (2,250.00)
  Prepayments Rent                          22,270.76         22,270.76
  Prepayments Insurance                     28,273.34         38,774.96
  Prepayments Cleaning                       4,265.00          4,740.00
  Prepayments R&M                            2,176.04          3,263.78
  Prepayments Rates & Taxes                  2,966.82          4,450.23
  Prepayments Consulting                     2,250.00          2,250.00
                                         ------------      ------------
  Total Current Assets                      83,094.23        216,152.61
Fixed Assets:
  Fix and fittings at Cost                 263,939.94        263,939.94
  Fix and Fittings Dirs' val 1995        1,200,929.28      1,200,929.28
  Dep'n F&F at Cost                        (52,743.00)       (48,642.00)
  Dep'n F&F Dirs' val 1995                (245,529.00)      (234,816.00)

                                    Current Period   Previous Period
Leased Assets                         565,041.53      565,041.53
Amort Leased Assets                   (58,970.40)     (53,073.36)
Land and Build at Cost                  3,793.50        3,793.50
Set-up 2 yrs Advertising               13,752.25       13,752.25
Set-up 2 yrs Travel                    11,154.56       11,154.56
Set-up 2 yrs Communications             4,074.22        4,074.22
Set-up Consulting                      10,440.00       10,440.00
Set-up 2 yrs Prop Rent                 26,190.57       26,190.57
Set-up 2 yrs Rates & Taxes                332.50          332.50
Set-up 2 yrs Refund Costs              15,972.00       15,972.00
Set-up 2 yrs Stationery                17,920.24       17,624.24
Set-up 2 yrs Funk                      10,961.10       10,961.10
Set-up 2 yrs Relocation                 3,576.54        3,576.54
Set-up 2 yrs Freight                    2,685.51        2,685.51
Set-up 2 yrs Merchandising              1,663.63        1,663.63
Set-up 2 yrs Uniforms                   4,791.55        4,791.55
Set-up 2 yrs Incidentals                6,731.49        6,731.49
Set-up 2 yrs Legal                     88,726.37       88,256.12
Set-up 2 yrs Rest. Supplies             3,892.06        3,892.06
Set-up 2 yrs Expendable                 2,141.63        2,141.63
Set-up 2 yrs Pre-open Food/Liq         11,656.00       11,656.00
Set-up 2 yrs Recruitment               11,631.96       11,631.96
Set-up 2 yrs Wages                     69,126.67       69,126.67
Set-up 2 yrs Salaries/MITs            322,137.27      313,340.23
Set-up 2 yrs Superan                   15,064.88       14,549.88
Set-up 2 yrs Payroll tax               10,263.14       10,263.14
Set-up 2 yrs A Leave                   11,739.79       10,136.63
Set-up 2 yrs Trainer Team              52,154.05       52,154.05
Set-up 12 yrs Recruitment               5,831.33        5,831.33
Set-up 12 yrs KP Consult              207,500.00      197,500.00
Set-up Trav/Accom                       8,609.10        8,609.10
Set-up 12 yrs Stamp Duty               36,187.75       36,187.75
Set-up 12 yrs Bank Fees                 5,004.90        5,004.90
Set-up 12 yrs Legal Fees                2,582.10        2,582.10
Set-up 12 yrs Consulting               23,236.92       23,236.92
Set-up 12 yrs Sundry                      315.60          315.60
Architects                             49,627.10       46,249.10
Set-up 12 yrs Plan'g Fees              18,630.55       18,630.55
Set-up 20 yrs Rest Lic                 25,840.24       25,840.24
Amort Set-up Prov'n 2 yrs            (176,032.56)    (162,076.56)
Amort Set-up Prov'n 12 yrs             (7,253.98)      (6,964.57)
Amort Set-up Prov'n 20 yrs             (1,506.70)      (1,399.03)

                                       Current Period   Previous Period


  Other Non Curr Franch Rights              608,108.00        608,108.00
  Amort Prov'n Fr Rights                    (60,143.16)       (60,143.16)
  Other Non Curr FITB                        22,802.00         22,802.00
                                          ------------      ------------
  Total Fixed Assets                      3,174,581.02      3,184,585.69


Other Assets:
  Other Debtors                              89,480.00         89,480.00
                                          ------------      ------------
  Total Other Assets                         89,480.00         89,480.00
                                          ------------      ------------

                                          3,347,155.25      3,390,218.30
                                          ============      ============


Liability And Shareholder's Equity


                                         Current Period   Previous Period
Current Liabilities:
  Trade Creditors Control A/c               476,703.44        610,228.94
  Trade Creditors Opening Bal                     0.08              0.08
  Trade Creditors Liquorland                 27,136.09         21,030.01
  Current Lease Liability                    90,046.74         89,723.16
  Accruals Electricity                            0.00          3,035.55
  Accruals Rates                              3,970.70          2,185.35
  Accruals Excess Water                       1,500.00          1,500.00
  Accruals Cleaning                           1,850.00              0.00
  Accruals Advertising                       10,000.00         10,000.00
  Accruals Waste                              1,799.00          1,010.00
  Accruals Royalties                         12,500.38         15,676.04
  Accruals Audit Fees                        16,000.00         16,000.00
  Accruals Conf Exp                           7,502.00          7,052.00
  Accruals Legal                              9,648.86          9,648.86
  Accruals Wages/Bonus                        5,352.72         38,812.31
  Emp Leave                                 159,956.32        158,216.79
  Suspense Wages                             32,276.06            395.67
  Suspense National Mutual                    3,762.20              0.00
  Suspense Salaries                          24,007.59              0.00
  Suspense Gift Cert Sale                    25,852.00         25,322.00
  Suspense Gift Cert Redeemed               (19,329.00)       (18,544.00)
  Suspense AP Susp                            8,732.34         17,092.34
  Acc Pay/Cashbook SUSPENSE                     (87.62)             0.00
                                          ------------      ------------
  Total Current Liabilities                 902,179.90      1,008,835.10

Long Term Liabilities:
  Non Curr Liab Related Costs             1,539,888.00       1,539,888.00
  Non Curr Liab Non Related Costs            87,908.49          89,683.85
  Non Lease Liability                       421,308.18         429,179.59
  Non Curr Liab DITL                         23,905.00          23,905.00
                                         -------------      -------------
  Total Long Term Liabilities             2,073,009.67       2,082,656.44


Shareholder's Equity:
  Issued Capital Authorised              10,000,000.00      10,000,000.00
  Issued Capital Unissued                (9,999,988.00)     (9,999,988.00)
  Reserves Revaluation                      499,942.00         499,942.00
  Reserves Share Premium                    499,990.00         499,990.00
  Retained Earnings Current Yr               13,108.02          13,108.02
  Profit (Loss) for Period                 (641,086.34)       (614,325.26)
                                         -------------      -------------
  Total Shareholder's Equity                371,965.68         398,726.76
                                         =============      =============
                                          3,347,155.25       3,490,218.30
                                         =============      =============

                                   SCHEDULE 9

                                   Restaurants


Campbelltown - Cnr Campbelltown and Harboard Roads, Campbelltown
Wentworthville - 315-323 Western Road, Wentworthville
Ringwood - 393-307 Maroondah Highway, Ringwood, Victoria

                                   SCHEDULE 10

             Employment and Related Issues for Re-Employed Employees


(a)    Brinker Aust. shall notify CTG in writing:

          (i) as soon as practicable following Completion, of the names of the Employees it has employed in the Business; and

          (ii) within 30 Business Days after Completion, of the amount equal to the total monetary value of the Leave Entitlements for those Employees who do not become re-employed by Brinker Aust..

(b) Brinker Aust. shall, within 14 days after receipt of the notice referred to in paragraph (a)(ii) of this Schedule 10, pay or allow CTG an amount from the Escrow Amount equal to the monetary value of the Leave Entitlements for the Employees who have not become re-employed by Brinker Aust. Brinker Aust. agrees that each of the re-employed Employees will be treated by Brinker Aust. in relation to Leave Entitlements as if they have been employed by Brinker Aust. for the period they were employed by CTG.

                                   SCHEDULE 11

                                 Purchase Price
-------------------------------------------------------------------------------
Assets                              Price $AUD                Price $USD
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Equipment Leases                              $1
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Goodwill                            (AUD$                (US dollar equivalent)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Intellectual Property Rights                  $1
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Leases & Sites                                $1
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Plant & Equipment                   (AUD$1,046,134)     (US dollar equivalent)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Other assets set out in Schedule 7  (AUD$92,980)        (US dollar equivalent)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    TOTAL               USD$2,680,000

                                   SCHEDULE 12
                              Franchise Agreements

Franchise Agreement dated 9 November 1995 between CTG and Brinker for Restaurant at Campbelltown.

Franchise Agreement dated 12 February 1996 between CTG and Brinker for the Restaurant at Ringwood.

Franchise Agreement dated 22 November 1995 between CTG and Brinker for the Restaurant at Wentworthville.

                                   SCHEDULE 13

1.     The Escrow Amount will:

          (a) be paid by Brinker Aust into the trust account of Minter Ellison, Sydney;

          (b) be available to, and applied towards, payment and discharge of the following items in the following order:

               (i) payment to Brinker Aust of an amount equal to the gross profit attributable to liquor sales at the Ringwood Premises during the period from Completion to the date Brinker Aust acquires a liquor licence in respect of the Ringwood Premises (inclusive) or earlier termination of the Management Agreement;

               (ii) payment of any Apportionable Outgoings which have not been adjusted at Completion;

               (iii) reimbursement to CTG of an amount equal to the monetary value of the Leave Entitlements for the Employees who have not become re-employed by Brinker Aust.

               (iv) any other amounts agreed between the parties.

2. Minter Ellison will apply the Escrow Amount as set out in this Schedule on receipt of:

     (a) invoices or other documentary evidence acceptable to Brinker Aust and CTG;

     (b)  the written authority of Brinker Aust; and

     (c)  the written authority of CTG.

3. The operation of this Schedule shall continue until all the amounts referred to in paragraph 1(b) of this Schedule are paid, or the Escrow Amount is fully exhausted but no later than 120 days from Completion Date. If there is a balance remaining after payment of all of the amounts referred to in paragraph 1(b) of this Schedule, the balance shall be paid to CTG's NAB Account.

4. ***The [parties] [Brinker and Brinker Aust.] jointly and each of them severally indemnify and will keep indemnified Minter Ellison and each of the partners thereof from all Liabilities arising in any way in respect of the Escrow Amount and the arrangements contemplated by or the operation of this Schedule. [The provisions in square brackets in paragraph 4 of
     Schedule 13 are only agreed if this sentence in brackets is deleted and a choice is made of the alternative.]

                                   SCHEDULE 14
                                   Trade Marks

                                   SCHEDULE 15
                            Prepayments and Deposits

1. Brinker Aust. agrees to pay CTG the following amounts as set out in the attached analysis of prepayments and other Brinker Reimbursements:

       (a)    Prepayments; and

       (b)    Security Deposits.

2. Brinker Aust. will be entitled to the benefit of such Prepayments and Security Deposits paid by CTG on payment of the amounts referred to in paragraph 1 of this Schedule 15.

Signed by the attorney  of RED HOT CONCEPTS INC.          )
 in the presence of:                                      )
                                                          )
                                                          )


Signature of Witness                             Signature of Authorised Person
                                                 Office held


(Print) Name of Witness                      (Print) Name of Authorised Person


Signed by the attorney of RED HOT CONCEPTS - PACIFIC INC    )
in the presence of:                                         )
                                                            )
                                                            )
                                                            )


Signature of Witness                             Signature of Authorised Person
                                                 Office held


(Print) Name of Witness                      (Print) Name of Authorised Person


Signed by the Attorney  of CHILI'S TEXAS GRILL PTY LTD      )
ACN 070 163 754 pursuant to the Power of Attorney           )
provided by CTG in the presence of:                         )
                                                            )
                                                            )


Signature of Witness                             Signature of Authorised Person
                                                 Office held


(Print) Name of Witness                       (Print) Name of Authorised Person


Signed by Roger Thomson for BRINKER INTERNATIONAL INC.    )
 in the presence of:                                      )
                                                          )
                                                          )


Signature of Witness                             Signature of Authorised Person
                                                 Office held

(Print) Name of Witness                      (Print) Name of Authorised Person

Signed by Roger Thomson for BRINKER AUSTRALIA PTY LTD     )
(ACN 080 946 201)                                         )
 in the presence of:                                      )
                                                          )


Signature of Witness                             Signature of Authorised Person
                                                 Office held

(Print) Name of Witness                      (Print) Name of Authorised Person